UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 26 North Euclid Avenue, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

The Credit Agreement

On September 25, 2020, Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), and its subsidiary, Alexandria Real Estate Equities, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into an escrow agreement (the “Escrow Agreement”) with Citibank, N.A., as administrative agent, certain lenders and Shearman & Sterling LLP, as escrow agent (the “Escrow Agent”), pursuant to which the Company and other parties to the Credit Agreement (as defined below) submitted their signature pages to the Credit Agreement to be held by the Escrow Agent in escrow. The terms and conditions of the Escrow Agreement were satisfied on October 6, 2020, and on that date the Credit Agreement, by and among the Company, the Operating Partnership, the other guarantors (if any) from time to time party thereto, each lender from time to time party thereto, each L/C Issuer from time to time party thereto, and Citibank, N.A., as administrative agent (the “Credit Agreement”), was deemed executed and became effective.

The Credit Agreement replaces the Company’s Sixth Amended and Restated Credit Agreement, dated as of September 28, 2018, among the Company, the Operating Partnership, the other guarantors (if any) from time to time party thereto, each lender from time to time party thereto, each L/C issuer from time to time party thereto and Bank of America, N.A., as the administrative agent. Citibank N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and RBC Capital Markets serve as joint bookrunners and joint lead arrangers under the Credit Agreement, and Bank of Nova Scotia, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association serve as additional joint lead arrangers under the Credit Agreement. The Credit Agreement provides for, among other things, a $3 billion unsecured senior revolving credit facility (the “Revolving Credit Facility”) and an accordion option to increase aggregate commitments under the Credit Agreement by up to an additional $500 million. Borrowings under the Revolving Credit Facility will bear interest at a “Eurocurrency Rate”, “LIBOR Daily Floating Rate” or a “Base Rate” as specified in the Credit Agreement, plus a margin specified in the Credit Agreement. The margin at closing applicable to loans based on the Eurocurrency Rate is 0.825%. Among other things, the Credit Agreement is subject to certain annual sustainability measures whereby the Company may be entitled to a temporary reduction in the interest rate margin of 0.01%, provided it meets certain sustainability thresholds as provided in the Credit Agreement.

The Credit Agreement has a maturity date of January 6, 2026, provided that the Company exercises its rights to extend the maturity date twice by an additional six months for each exercise upon the satisfaction of certain conditions.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Forward-looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of words such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, the factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: October 13, 2020	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Co-President and Chief Financial Officer